Exhibit 4.2
                                   EXHIBIT "A"


                                    GUARANTY

TO: BANK ONE, NA, a national banking association, as Administrative Agent for the Banks that are parties to the Second Amended and Restated Credit Agreement dated as of July 30, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among M.D.C. HOLDINGS, INC., a Delaware corporation, Banks, and Administrative Agent, and to the Banks. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

                  FOR VALUABLE CONSIDERATION, RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF VIRGINIA, INC., a Virginia corporation, RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation, RICHMOND AMERICAN HOMES OF COLORADO, INC., a Delaware corporation, RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF CALIFORNIA (INLAND EMPIRE), INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF UTAH, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF TEXAS, INC., a Colorado corporation, M.D.C. LAND CORPORATION, a Colorado corporation, RICHMOND AMERICAN CONSTRUCTION, INC., a Delaware corporation, RAH TEXAS HOLDINGS, LLC, a Colorado limited liability company and RAH OF TEXAS, LP, a Colorado limited partnership (hereinafter collectively called "Guarantors and individually a "Guarantor"), whose address is set forth after their signatures below, unconditionally, jointly and severally, guarantee and promise to pay to Administrative Agent, for the benefit of Banks and their respective successors, endorsees, transferees and assigns, or order, within one (1) business day after demand, in lawful money of the United States, (i) the Notes, principal and interest and all other sums payable thereunder, or at the election of Administrative Agent any one or more installments thereof, in the event that Borrower fails to punctually pay any one or more installments of the Note (principal and/or interest), or any other sum payable thereunder at the time and in the manner provided therein; and (ii) all other indebtedness of Borrower to Administrative Agent or to any Bank arising under or in connection with the Notes, the Credit Agreement or any Loan Documents (the indebtedness evidenced by the Notes together with all other indebtedness specified above is hereinafter collectively called the "Indebtedness").

         1. The obligations of Guarantors hereunder are separate and independent of the obligations of Borrower and of any other guarantor, and a separate action or actions may be brought and prosecuted against any one or more of Guarantors whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in any action or actions. The obligations of Guarantors hereunder shall survive and continue in full force and effect until payment in full of the Indebtedness is actually received by Administrative Agent for the benefit of Banks and the period of time has expired during which any payment made by Borrower or any Guarantor to Administrative Agent for the benefit of Banks may be determined to be a Preferential Payment (defined below), notwithstanding any release or termination of Borrower's or any other guarantor's liability by express or implied agreement with Administrative Agent or any Bank or by operation of law and notwithstanding that the Indebtedness or any part thereof is deemed to have been paid or discharged by operation of law or by some act or agreement of Administrative Agent or Banks. For purposes of this Guaranty, the Indebtedness shall be deemed to be paid only to the extent that Administrative Agent, on behalf of Banks, actually receives immediately available funds.

         2. Guarantors agree that to the extent Borrower or any Guarantor makes any payment to Administrative Agent or Banks in connection with the Indebtedness, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Administrative Agent or Banks or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Administrative Agent or Banks, the Indebtedness or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

         3. Guarantors are providing this Guaranty at the instance and request of Borrower to induce Administrative Agent and Banks to extend or continue financial accommodations to Borrower. Guarantors hereby represent and warrant that Guarantors are and will continue to be fully informed about all aspects of the financial condition and business affairs of Borrower that Guarantors deem relevant to the obligations of Guarantors hereunder and hereby waive and fully discharge Administrative Agent and each Bank from any and all obligations to communicate to Guarantors any information whatsoever regarding Borrower or Borrower's financial condition or business affairs. Guarantors acknowledge that Borrower owns, directly or indirectly, all of the issued and outstanding shares of stock of each Guarantor, that Guarantors and Borrower are engaged in related businesses, and that Guarantors will derive substantial direct and indirect benefit from the extension of credit by Banks evidenced by the Indebtedness.

         4. Guarantors authorize Administrative Agent and Banks, without notice or demand and without affecting Guarantors' liability hereunder, from time to time, to: (a) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more endorsers, or other guarantors; (c) take and hold security for the payment of this Guaranty or the Indebtedness, and enforce, exchange, substitute, subordinate, waive or release any such security; (d) proceed against such security and direct the order or manner of sale of such security as Administrative Agent in its discretion may determine; and (e) apply any and all payments from Borrower, any Guarantor or any other guarantor, or recoveries from such security, in such order or manner as Administrative Agent in its discretion may determine.

         5. Guarantors waive and agree not to assert: (a) any right to require Administrative Agent or Banks to proceed against Borrower or any other guarantor, to proceed against or exhaust any security for the Indebtedness, to pursue any other remedy available to Administrative Agent and Banks, or to pursue any remedy in any particular order or manner; (b)

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

the benefit of any statute of limitations affecting Guarantors' liability hereunder or the enforcement hereof; (c) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of this Guaranty; (d) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to Administrative Agent or any Bank; and (e) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full of all amounts demanded to be paid by Guarantors under this Guaranty) of the liability of Borrower for the Indebtedness. Guarantors hereby expressly consent to any impairment of collateral, including, but not limited to, failure to perfect a security interest and release collateral and any such impairment or release shall not affect Guarantors' obligations hereunder. Until payment in full of the Indebtedness, Guarantors shall have no right of subrogation and hereby waive any right to enforce any remedy which Administrative Agent and Banks now have, or may hereafter have, against Borrower, and waive any benefit of, and any right to participate in, any security now or hereafter held by Administrative Agent on behalf of Banks.

         6. (a) If from time to time Borrower shall have liabilities or obligations to any Guarantor, whether absolute or contingent, joint, several, or joint and several, such liabilities and obligations (the "Subordinated Indebtedness") and any and all assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, and other interests and rights securing such liabilities and obligations shall at all times be fully subordinate to payment and performance in full of the Obligations. Guarantors agree that such liabilities and obligations of Borrower to Guarantors shall not be secured by any assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance or other interest or right in any property, interests in property, or rights to property of such Borrower. Guarantors and, by their acceptance of this Guaranty, Administrative Agent and each Bank agree that (i) so long as no Event of Default has occurred and is continuing, payments of principal and interest on the Subordinated Indebtedness may be made by Borrower and accepted by Guarantors as such payments become due; and (ii) after the occurrence and during the continuation of an Event of Default, Borrower shall not make and Guarantor shall not accept any payments with respect to the Subordinated Indebtedness. If, notwithstanding the foregoing, subsequent to an Event of Default, any Guarantor receives any payment from Borrower, such payment shall be held in trust by such Guarantor for the benefit of Administrative Agent and Banks, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid by such Guarantor to Administrative Agent for the benefit of Banks and applied to payment of the Obligations whether or not then due.

            (b) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower, or the proceeds thereof, to creditors of Borrower, by reason of the liquidation, dissolution, or other winding up of Borrower's business, or in the event of any receivership, insolvency or bankruptcy proceedings by or against Borrower, or assignment for the benefit of creditors, or of any proceedings by or against Borrower for any relief under any bankruptcy or insolvency laws, or relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extensions, or of any other event whereby it becomes necessary or desirable to file or present claims against Borrower for the purpose of receiving payment thereof, or on account thereof, then and in any such event, any payment or distribution of any kind or character, either in cash or other property, which shall be made or

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

shall be payable with respect to any Subordinated Indebtedness shall be paid over to Administrative Agent on behalf of Banks for application to the payment of the Obligations, whether due or not due, and no payments shall be made upon or in respect of the Subordinated Indebtedness unless and until the Obligations shall have been paid and satisfied in full. In any such event, all claims of Administrative Agent and Banks and all claims of Guarantors shall, at the option of Administrative Agent and Banks, forthwith become due and payable without demand or notice.

            (c) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower, or the proceeds thereof, to creditors of Borrower, by reason of the liquidation, dissolution, or other winding up of Borrower's business, or in the event of any receivership, insolvency or bankruptcy proceedings by or against Borrower, or assignment for the benefit of creditors, or of any proceedings by or against Borrower for any relief under any bankruptcy or insolvency laws, or relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extensions, or of any other event whereby it becomes necessary or desirable to file or present claims against Borrower for the purpose of receiving payment thereof, or on account thereof, each of the Guarantors irrevocably authorizes and empowers Administrative Agent, or any person Administrative Agent may designate, to act as attorney for such Guarantor with full power and authority in the name of such Guarantor, or otherwise, to make and present such claims or proofs of claims against Borrower on account of the Subordinated Indebtedness as Administrative Agent, or its appointee, may deem expedient and proper and, if necessary, to vote such claims in any proceedings and to receive and collect for the benefit of Banks any and all dividends or other payments and disbursements made thereon in whatever form they may be paid or issued, and to give acquittance therefor and to apply same to the Obligations, and Guarantors hereby agree, from time to time and upon request, to make, execute and deliver to Administrative Agent such powers of attorney, assignments, endorsements, proofs of claim, pleadings, verifications, affidavits, consents, agreements or other instruments as may be requested by Administrative Agent in order to enable Administrative Agent and Banks to enforce any and all claims upon, or with respect to, the Subordinated Indebtedness, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness.

            (d) Except as otherwise permitted herein, should any payment or distribution or security or proceeds thereof be received by any Guarantor upon or with respect to the Subordinated Indebtedness prior to the satisfaction of the Obligations, such Guarantor will forthwith deliver the same to Administrative Agent on behalf of Banks in precisely the form as received except for the endorsement or assignment of such Guarantor where necessary for application on the Obligations, whether due or not due, and until so delivered the same shall be held in trust by such Guarantor as property of Administrative Agent on behalf of Banks. In the event of the failure of any Guarantor to make any such endorsement or assignment, Administrative Agent, or any of its officers or employees, on behalf of Administrative Agent, is hereby irrevocably authorized to make the same.

            (e) Each Guarantor agrees to maintain in its records notations satisfactory to Administrative Agent of the rights and priorities of Administrative Agent and Banks hereunder, and from time to time, upon request, to furnish Administrative Agent for the benefit of Banks

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

  with sworn financial statements. Banks and Administrative Agent may inspect the books of account and any records of Guarantors at any time during business hours. Each Guarantor agrees that any promissory note now or hereafter evidencing the Subordinated Indebtedness shall be nonnegotiable and shall be marked with a specific statement that the indebtedness thereby evidenced is subject to the provisions of this Guaranty.

         7. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Administrative Agent or any Bank, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor's "Maximum Liability"). This Paragraph 7(a) with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Paragraph 7(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantors hereunder shall not be rendered voidable under applicable law.

            (b) Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Paragraph 7(b) shall be construed to increase any Guarantor's obligations hereunder beyond its Maximum Liability.

            (c) In the event any Guarantor (a "Paying Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other

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

means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Paragraph 7(c) shall affect any Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Paragraph 7(c) are for the benefit of both the Administrative Agent and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

         8. It is not necessary for Administrative Agent or any Bank to inquire into the powers of Borrower or the officers, directors, members, managers, partners, trustees or agents acting or purporting to act on its behalf, and any of the Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         9. Each Guarantor agrees to deliver to Administrative Agent and Banks financial statements and other financial information relating to such Guarantor in form and level of detail, and containing certifications, as required pursuant to Section 7.1 of the Credit Agreement. Each Guarantor further agrees to comply all covenants, representations and warranties in the Credit Agreement relating to Guarantor.

         10. Guarantors agree to pay all attorneys' fees and all other costs and expenses which may be incurred by Administrative Agent or any Bank in enforcing this Guaranty.

         11. This Guaranty sets forth the entire agreement of Guarantors, Administrative Agent and Banks with respect to the subject matter hereof and supersedes all prior oral and written agreements and representations by Administrative Agent or any Bank to Guarantors. No modification or waiver of any provision of this Guaranty or any right of Administrative Agent or any Bank hereunder and no release of any Guarantor from any obligation hereunder shall be effective unless in a writing executed by an authorized officer of Administrative Agent and each Bank. There are no conditions, oral or otherwise, on the effectiveness of this Guaranty.

         12. This Guaranty shall inure to the benefit of Administrative Agent and each Bank and their respective successors and assigns and shall be binding upon each Guarantor and its successors and assigns. Administrative Agent and each Bank may assign this Guaranty in whole or in part without notice.

         13. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         14. Subject to the provisions of this Paragraph 14, each Guarantor agrees, and Banks and Administrative Agent by accepting this Guaranty agree, that they shall submit to binding arbitration any and all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents if permitted by law or a contract between them and such persons) relating to this Guaranty and the Loan Documents and the negotiation, execution, collateralization, administration, repayment, modification, extension or collection thereof or arising thereunder. Such arbitration shall proceed in Chicago, Illinois, shall be governed by Illinois law and shall be conducted in accordance with the Commercial

Arbitration Rules of the American Arbitration Association (the "AAA") as modified in this Paragraph 14. Judgment upon the award rendered by each arbitrator(s) may be entered in any court having jurisdiction.

            (a) Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto
(1) subject to provisions of applicable law, to exercise self-help remedies such as setoff or repossession or other self-help remedies provided in the Credit Agreement or any other Loan Document; or (2) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding, or (3) to defend or obtain injunctive or other equitable relief against the foregoing or assert mandatory counterclaims, if any, prior to and during the pendency of a determination in arbitration of issues of performance, default, damages and other such claims and disputes.

            (b) Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial real estate law for at least ten (10) years; (2) a person with at least ten (10) years' experience in real estate lending; and (3) a person with at least ten
(10) years' experience in the homebuilding industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA.

            (c) In any dispute between the parties that is arbitratable hereunder, where the aggregate of all claims and the aggregate of all counterclaims is an amount less than Fifty Thousand and No/100ths Dollars ($50,000.00), the arbitration shall be before a single neutral arbitrator to be selected in accordance with the Commercial Rules of the American Arbitration Association and shall proceed under the Expedited Procedures of said Rules.

            (d) In any arbitration hereunder, the arbitrators shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

            (e) In any arbitration hereunder, discovery shall be permitted in accordance with the Illinois Code of Civil Procedure. Scheduling of such discovery may be determined by the arbitrators, and any discovery disputes shall be finally determined by the arbitrators.

            (f) The Illinois rules of evidence shall control the admission of evidence at the hearing in any arbitration conducted hereunder, provided, however, no error by the arbitrators in application of the Rules of Evidence shall be grounds, as such, for vacating the arbitrators' award.

            (g) Notwithstanding any AAA rule to the contrary, the arbitration award shall be in writing and shall specify the factual and legal basis for the award, including findings of fact and conclusions of law.

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

            (h) Each party shall each bear its own costs and expenses and an equal share of the arbitrators' costs and administrative fees of arbitration.

         15. GUARANTORS, AND BANKS BY ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND ANY GUARANTOR, AND BANKS BY ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING IN THIS PARAGRAPH 15 SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY BANK OR ISSUING BANK TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. SUBJECT TO THE PROVISIONS OF PARAGRAPH 14, UNLESS PROHIBITED BY LAW, ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST ADMINISTRATIVE AGENT OR ANY BANK OR ISSUING BANK OR ANY AFFILIATE OF ADMINISTRATIVE AGENT OR ANY BANK OR ISSUING BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN A COURT IN CHICAGO, ILLINOIS.

         16. SUBJECT TO THE PROVISIONS OF PARAGRAPH 14, EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE GUARANTY, ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         17. Guarantors acknowledge that the rights and responsibilities of Administrative Agent under this Guaranty with respect to any action taken by Administrative Agent or the exercise or non-exercise by Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between Administrative Agent and Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Administrative Agent and Guarantors, Administrative Agent shall be conclusively presumed to be acting as agent for Banks with full and valid authority so to act or refrain from acting, and Guarantors shall not be under any obligation or entitlement to make any inquiry respecting such authority.

         18. Pursuant to Section 7.11 of the Credit Agreement, additional Subsidiaries shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Administrative Agent a supplemental guaranty in the form of Exhibit A attached hereto (with blanks appropriately filled in), together with such additional supporting documentation required pursuant to Section 7.11 of the Credit Agreement.

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

         IN WITNESS WHEREOF these presents are executed as of July 30, 2002.

                                       GUARANTORS:
                                       ----------

                                       RICHMOND AMERICAN HOMES OF
                                       CALIFORNIA, INC.


                                       By:
                                           ---------------------------
                                       Name: John J. Heaney
                                       Title: Vice President


                                       RICHMOND AMERICAN HOMES OF
                                       MARYLAND, INC.


                                       By:
                                           ---------------------------
                                       Name: John J. Heaney
                                       Title: Vice President


                                       RICHMOND AMERICAN HOMES OF
                                       NEVADA, INC.


                                       By:
                                           ---------------------------
                                       Name: John J. Heaney
                                       Title: Vice President


                                       RICHMOND AMERICAN HOMES OF
                                       VIRGINIA, INC.


                                       By:
                                           ----------------------------
                                       Name: John J. Heaney
                                       Title: Vice President


                                       RICHMOND AMERICAN HOMES OF
                                       ARIZONA, INC.


                                       By:
                                           -----------------------------
                                       Name: John J. Heaney
                                       Title: Vice President

                                       RICHMOND AMERICAN HOMES OF
                                       COLORADO, INC.


                                       By:
                                           -----------------------------
                                       Name: John J. Heaney
                                       Title: Vice President


                                       RICHMOND AMERICAN HOMES OF WEST
                                       VIRGINIA, INC.


                                       By:
                                           ------------------------------
                                       Name: John J. Heaney
                                       Title: Vice President


                                       RICHMOND AMERICAN HOMES OF
                                       CALIFORNIA (INLAND EMPIRE), INC.


                                       By:
                                           -------------------------------
                                       Name: John J. Heaney
                                       Title: Vice President


                                       RICHMOND AMERICAN HOMES OF UTAH,
                                       INC.


                                       By:
                                           ------------------------------
                                       Name: John J. Heaney
                                       Title: Vice President


                                       RICHMOND AMERICAN HOMES OF TEXAS,
                                       INC.


                                       By:
                                           -------------------------------
                                       Name: John J. Heaney
                                       Title: Vice President

                                       M.D.C. LAND CORPORATION


                                       By:
                                           -------------------------------
                                       Name: John J. Heaney
                                       Title: Vice President


                                       RICHMOND AMERICAN CONSTRUCTION,
                                       INC.


                                       By:
                                           -------------------------------
                                       Name: John J. Heaney
                                       Title: Vice President


                                       RAH TEXAS HOLDINGS, LLC


                                       By:
                                           -------------------------------
                                       Name: John J. Heaney
                                       Title: Vice President


                                       RAH OF TEXAS, LP


                                       By: RICHMOND AMERICAN HOMES OF
                                             TEXAS, INC., its general partner


                                       By:
                                           --------------------------------
                                       Name: John J. Heaney
                                       Title: Vice President

                              EXHIBIT A TO GUARANTY

                          FORM OF SUPPLEMENTAL GUARANTY


                                     [Date]

Bank One, NA, as Administrative Agent
for the Banks

Ladies and Gentlemen:

                  Reference is hereby made to (i) that certain Credit Agreement dated as of July 30, 2002, among M.D.C. Holdings, Inc., the banks from time to time parties thereto (the "Banks"), and Bank One, NA, as Administrative Agent (the "Administrative Agent") for the Banks (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") and (ii) that certain Guaranty, dated as of July 30, 2002, executed and delivered by the Guarantors parties thereto in favor of the Administrative Agent, for the benefit of the Banks (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty"). Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the respective meanings provided therein.

                  In accordance with Section 7.11 of the Credit Agreement and
Paragraph 18 of the Guaranty, the undersigned, [GUARANTOR]                , a
                                                           ---------------
corporation [limited partnership/limited liability company] organized under the
laws of            , hereby elects to be a "Guarantor" for all purposes of the
        ----------
Credit Agreement and the Guaranty, respectively, effective from the date hereof.

                  Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

                  This Supplemental Guaranty shall be construed in accordance with and governed by the internal laws of the State of Illinois (but otherwise without regard to the conflict of laws provisions).

                  IN WITNESS WHEREOF, this Supplemental Guaranty has been duly
executed by the undersigned as of the    day of     , 200  .
                                      --        ----     --

                                          [GUARANTOR]


                                           By:
                                               ------------------------------
                                           Name:
                                           Title:



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